Exhibit 4.14

DORATO RESOURCES INC.

2007 STOCK OPTION PLAN

Dated for Reference June 26th, 2007

PART I - DEFINITIONS AND INTERPRETATION

Definitions

1.1

In this Stock Option Plan:

(a)

"Accelerated Vesting Event" means the occurrence of any one of

(i)

a take-over bid as defined in the Securities Act (British Columbia) is made for Common Shares or Convertible Securities which, if successful would result (assuming the conversion, exchange or exercise of the Convertible Securities, if any, that are the subject of the take-over bid) in any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act (British Columbia)) or persons associated or affiliated with such person or persons within the meaning of the Business Corporations Act (British Columbia) beneficially, directly or indirectly, owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least three-quarters of the votes attaching to all shares in the capital of the Corporation that may be cast to elect Directors,

(ii)

the acquisition or continuing ownership by any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act (British Columbia), directly or indirectly, of Common Shares or of Convertible Securities, which, when added to all other securities of the Corporation at the time held by such person or persons, or persons associated or affiliated with such person or persons within the meaning of the Business Corporations Act (British Columbia) (collectively, the "Acquirors"), and assuming the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, results in the Acquirors beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least three-quarters of the votes attaching to all shares in the capital of the Corporation that maybe cast to elect Directors,

(iii)

the sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets, or

(iv)

an amalgamation, merger, arrangement or other business combination (a "Business Combination") involving the Corporation that results in the securityholders of the parties to the Business Combination other than the Corporation owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast at least three-quarters of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect Directors;

(b)

"Associate" has the meaning ascribed thereto in the Securities Act (British Columbia);

(c)

"Board" means the board of directors of the Corporation;

(d)

"Common Shares" means the common shares without par value in the capital of the Corporation;

(e)

“Consultant” means, in relation to the Corporation, an individual or a consultant Corporation, other than an Employee or a Director, that:

(i)

is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate (as defined in the policies of the Exchange) of the Corporation,

(ii)

provides the services under a written contract between the Issuer or the Affiliate and the individual or a Consultant Corporation;

(iii)

in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Issuer; and

(iv)

has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

(f)

"Convertible Securities" means securities convertible into, exchangeable for or representing the right to acquire Common Shares;

(g)

"Corporation" means Dorato Resources Inc.;

(h)

"Director" means a director of the Corporation;

(i)

"Effective Date" of an Option means the date on which the Option is granted, whether or not the grant is subject to any Regulatory Approval;

(j)

"Employee" means:

(i)

an individual who is considered an employee of the Corporation or its subsidiary, if applicable, under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source),

(ii)

an individual who works full- time for the Corporation or its subsidiary, if applicable, providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source, or

(iii)

an individual who works for the Corporation or its subsidiary, if applicable, on a continuing and regular basis for a minimum amount of time per week determined by the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(k)

“Exchange” means the TSX Venture Exchange;

(l)

"Expiry Date" of an Option means the day on which an Option lapses;

(m)

"Insider" means

(i)

an insider of the Corporation as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a Subsidiary, and

(ii)

an Associate of a person who is an Insider by virtue of §(i);

(n)

“Investor Relations Activities” means any activities, by or on behalf of the Corporation that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i)

the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation

(A)

to promote the sale of products or services of the Corporation, or

(B)

to raise public awareness of the Corporation, that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii)

activities or communications necessary to comply with the requirements of

(A)

applicable securities laws,

(B)

the requirements of the Exchange or the by- laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Corporation;

(iii)

communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if

(A)

the communication is only through the newspaper, magazine or publication, and

(B)

the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)

activities or communications that may be otherwise specified by the Exchange.

(j)

"Market Price" of Shares at any Grant Date means the last closing price per Share preceding the Corporation's announcement of the grant of the Option or, if the grant is not announced, on the trading day immediately preceding the Grant Date, or if the Shares are not listed on any stock exchange, "Market Price" of Shares means the price per Share on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

(k)

"Officer" means an individual who is an officer of the Corporation;

(l)

"Option" means a right to purchase Common Shares granted under this Stock Option Plan to a Director, Officer or Employee;

(m)

"Outstanding Issue" means the number of Common Shares outstanding on a non-diluted basis;

(n)

"Option Commitment" means the notice of grant of an Option delivered by the Corporation to an Optionee and substantially in the form of the Schedule “A” attached hereto

(o)

"Optioned Shares" means Common Shares subject to an Option;

(p)

"Optionee" means an individual to whom an Option is granted by the Corporation under this Stock Option Plan;

(q)

"Regulatory Approval" means the approval of the TSX Venture Exchange and every other stock exchange or securities regulatory agency whose approval is required in the circumstances;

(r)

"Retired" means

(i)

with respect to an Officer or Employee, the retirement of the Officer or Employee within the meaning of the Canada Pension Plan, after attainment of age 65, and

(ii)

with respect to a Director, cessation of office as a Director, other than by reason of death, after attainment of age 70;

(s)

"Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan, share distribution plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to any Director, Officer or Employee, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

(t)

"Stock Option Plan" means this 2007 Stock Option Plan;

(u)

"Subscription Price" means the amount payable on an exercise of an Option;

(v)

"Subsidiary" means a subsidiary as determined under the Business Corporations  Act (British Columbia);

(w)

"Totally Disabled", with respect to an Employee or Officer, means that, solely because of disease or injury the Employee or Officer is deemed by a qualified physician selected by the Corporation to be unable to work at any occupation which the Employee or Officer is reasonably qualified to perform and, with respect to a Director, means that, solely because of disease or injury, the Director is deemed by a qualified physician selected by the Corporation to be unable to carry out his or her responsibilities on the Board;

(x)

reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations; and

(y)

the words "the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation" means, with respect to an Officer or Employee whose employment has been terminated by the Corporation or a Subsidiary of the Corporation

(i)

other than for cause, either

(A)

the day specified by the Corporation or such Subsidiary in writing to the Officer or Employee as being the last day on which the Officer or Employee is to work for the Corporation or a Subsidiary of the Corporation, or

(B)

if such Officer or Employee is given pay in lieu of advance notice of a pending effective date of termination, the day on which such notice of termination is given in writing by the Corporation or such Subsidiary to the Officer or Employee, and

(ii)

for cause, the day on which the notice of termination was given.

PART 2 - STOCK OPTION PLAN

Purpose of Stock Option Plan

2.1

The purpose of this Stock Option Plan is to recognize contributions made by Directors, Officers and Employees and to provide for an incentive for their continuing relationship with the Corporation and its Subsidiaries.

Eligibility

2.2

Options to purchase unissued Common Shares may be granted from time to time under this Stock Option Plan by the Board, on the recommendation of the Chief Executive Officer of the Corporation, to Directors, Officers and Employees.

Incorporation of Terms of Stock Option Plan

2.3

Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each Option granted under this Stock Option Plan.

Maximum Shares to be Allotted

2.4

The maximum aggregate number of Common Shares that may be allotted for issuance under this Stock Option Plan, shall not exceed 10% of the number of issued shares of the Corporation at the time of granting of options under this Stock Option Plan.

PART 3 - TERMS AND CONDITIONS OF OPTIONS

Subscription Price

3.1

The Subscription Price per Common Share to be acquired on the exercise of an Option will be the Discounted Market Price per share for the Common Shares on the TSX Venture Exchange on the last trading day on such exchange before the Effective Date of the Option.

Term of Options

3.2

The term of an Option will be such period after the Effective Date thereof, not exceeding 5 years, as the Board determines at the time of granting of the Option.

Vesting Schedule for Options Granted to Consultants or Consultant Companies Conducting Investor Relations Activities

3.3

An Option granted to a Consultant or Consultant Corporation conducting Investor Relations Activities will become vested with the right to exercise 1/4 of the Option upon the conclusion of every 3 months subsequent to the date of granting of the Option, such that such Optionee will be vested with the right to exercise 100% of the Option upon the conclusion of 12 months from the date of granting of the Option.  By way of example, in the event that such Optionee did not exercise 1/4 of the Option at the conclusion of 3 months from the date of granting, such Optionee would be entitled to exercise 1/2 of the Option upon the conclusion of 6 months from the date of granting.

Provided, however, that notwithstanding any vesting schedule specified in respect of any particular option, Options shall become fully vested, and each Optionee shall be entitled to exercise his or her option in respect of the full number of Optioned Shares, upon the occurrence of an Acceleration Event, subject to review and acceptance of the Acceleration Event by the Exchange.

Variation of Vesting Periods

3.4

If the Board determines with respect to an Optionee that it is desirable to alter the vesting periods of any particular Option, it may fix the vesting of that Option before or after its grant in such manner as it determines in its discretion, subject to the policies of the Exchange.

3.5

If there occurs an Accelerated Vesting Event each Option held by an Optionee may be exercised by the Optionee at any time or from time to time on or before the Expiry Date of the Option, subject to the approval of the Exchange; provided that with respect to an Option held by an Officer or Employee the Accelerated Vesting Event must have occurred on or before the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation.

Limitation on Right to Exercise

3.6

No Option may be exercised after

(a)

the time at which the Optionee ceases to be a Director, or

(b)

in the case of an Officer or Employee, 5:00 p.m. Pacific Standard Time on the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation

(each of §(a) and (b) being the "particular time"), except as follows:

(i)

an Option that would otherwise so cease to be exercisable by reason of the death of the Optionee at the particular time may be exercised by the personal representatives of the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and one year after the particular time, as to a total number of shares not exceeding the number of vested shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option.  Any unvested Options shall be cancelled upon termination of the Option;

(ii)

an Option that would otherwise so cease to be exercisable by reason that the particular time is the effective time that the Optionee has Retired or become Totally Disabled may be exercised by the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and ninety days after the particular time, or, if the Optionee is engaged in Investor Relations Activities, then thirty days after the particular time, as to a total number of shares not exceeding the number of vested shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option.  Any unvested Options shall be cancelled upon termination of the Option;

(iii)

an Option that would otherwise so cease to be exercisable by reason that in circumstances in which neither §(i) nor §(ii) applies,

(A)

the particular time is the effective time that the Optionee ceases to be a Director, or

(B)

the particular time

(I)

is 5:00 p.m. Pacific Standard Time on the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation, except where the office or employment was terminated for cause, and

(II)

is not a time immediately before which the office might have been terminated by the Corporation or a Subsidiary of the Corporation, or the employment terminated by the Corporation or a Subsidiary of the Corporation, for cause, may be exercised by the Optionee or, if the Optionee dies after the particular time, the personal representatives of the Optionee, from time to time no later than 5:00 p.m. Pacific Standard Time on the earlier of the Expiry Date of the Option and the day that is 30 days after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee was entitled to and did not exercise the Option immediately before the particular time.

Non-Assignability

3.7

Except as provided in §3.6 or as permitted by applicable regulatory authorities in connection with a transfer to a registered retirement savings plan or registered retirement income fund established by or for the Optionee or under which the Optionee is the beneficiary, an Option may be exercised only by the Optionee to whom it is granted and will not be assignable.

Adjustment

3.8

The number of Common Shares subject to an Option and the price per share payable on exercise of an Option will be subject to adjustment in the events and in the manner following:

(a)

if the Common Shares are subdivided or consolidated after the Effective Date of an Option, or the Corporation pays to holders of Common Shares of record as of' a date after the Effective Date of an Option a dividend payable in Common Shares,

(i)

the number of Common Shares which would be acquired on any exercise of the Option thereafter will be adjusted to the number of such shares that the Optionee would hold through the combined effect of such exercise and such subdivision, consolidation or stock dividend if the time of the subdivision or consolidation or the record date of such stock dividend had been immediately after the exercise,

(ii)

the price per share payable on such an exercise of such an Option will be adjusted in inverse proportion to the adjustment under §(i) in the number of shares that may be acquired or such exercise,

and the number of such shares referred to in §2.4 and §5.4(c) and considered as previously allotted for the purposes of applying §2.4 and §5.4(c) will be correspondingly adjusted;

(b)

if there is any capital reorganization, reclassification or other change or event affecting the Common Shares to which §(a) does not apply, the Board will determine whether in the circumstances it is just and equitable that there be some alteration in the securities or other consideration to be acquired by Optionees on the exercise of Options then outstanding and will make such amendments to the Stock Option Plan as the Board considers appropriate in the circumstances to ensure a just and equitable result;

(c)

the Corporation will not be required to issue any fractional share in satisfaction of its obligations hereunder or make any payment in lieu thereof

Disputes

3.9

If any question arises at any time with respect to the Subscription Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in §3~8, such question will be conclusively determined by the Corporation's auditors, or, if the auditors decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Corporation may designate, and such auditors or other firm will have access to all appropriate records and its determination will be binding upon the Corporation and each Optionee.

PART 4 - PROCEDURE

Option Commitment

4.1

Upon the granting of an Option hereunder the Chief Executive Officer of the Corporation will deliver to the Optionee an Option Commitment detailing the terms of the Option and upon such delivery the Optionee will be a participant in this Stock Option Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein, subject to the terms of this Stock Option Plan.

4.2

Upon the occurrence of an event to which §3.8 applies, the Chief Executive Officer of the Corporation may, and if so directed by the Board will, deliver to any Optionee with respect to any Option a revised Option Commitment, identified as such, with respect to shares as to which the Option has not been exercised, reflecting the application of §3.8 by reason of that event.

Manner of Exercise

4.3

An Optionee being entitled to and wishing to exercise an Option may do so only by delivering to the Corporation at its head office

(a)

a written notice addressed to the Corporation specifying the number of Optioned Shares being acquired pursuant to the Option, and

(b)

a certified cheque or bank draft payable to the Corporation for the aggregate Subscription Price for the Optioned Shares being acquired.

Share Certificates

4.4

Upon an exercise of an Option the Corporation will direct its transfer agent to issue a share certificate to an Optionee for the appropriate number of Optioned Shares not later than five days thereafter.

PART 5 - GENERAL PROVISIONS

Effective Date of Plan

5.1

This Stock Option Plan will become effective on the receipt of both Regulatory Approval and shareholder approval.

Administration

5.2

Subject to such limitations as may from time to time be imposed by the Board, the Chief Executive Officer will be responsible for the general administration of this Stock Option Plan, the proper execution of its provisions, the interpretation of this Stock Option Plan and the determination of all questions arising pursuant to this Stock Option Plan, and without limiting the generality of the foregoing, the Chief Executive Officer will have the power to grant Options pursuant to this Stock Option Plan and allot Common Shares for issuance on the exercise of Options.

Limitations on Issue

5.3

The number of Common Shares reserved for issue to any person in any twelve month period under this Stock Option Plan may not exceed 5% of the Outstanding Issue.

5.4

Under this Stock Option Plan and any other Share Compensation Arrangement, the number of Common Shares that may be

(a)

reserved for issuance to Insiders of the Corporation may not exceed 10% of the number of issued shares of the Corporation at the time of granting of options under this Stock Option Plan;

(b)

issued to any one Director or Employee, within any 12 month year period may not exceed 5% of the Outstanding Issue at the time of granting;

(c)

issued to any one Insider and his or her Associates within any 12 month period, may not exceed 5% of the Outstanding Issue at that time.

(d)

issued to any one Consultant within any 12 month period may not exceed 2% of the Outstanding Issue at the time of granting;

(e)

issued to an Employee, Consultant or Director conducting Investor Relations Activities within any 12 month period may not exceed 2% of the Outstanding Issue at the time of granting;

Amendment

5.5

Subject to Regulatory Approval, the Board may amend, suspend, terminate or discontinue this Stock Option Plan, or revoke or alter any action taken pursuant to this Stock Option Plan, except that no amendment, suspension, termination or discontinuance of this Stock Option Plan will alter or impair any Option without the written consent of the Optionee.

Governing Law

5.6

This Stock Option Plan will be construed in accordance with and the rights of the Corporation and each Optionee will be governed by the laws of British Columbia and the laws of Canada applicable therein.

Notice

5.7

Each notice, demand or communication required or permitted to be given under this Stock Option Plan will be in writing and will be delivered to the person to whom it is addressed, and the date of delivery of such notice, demand or communication will be the date of receipt by the addressee.

Employment

5.8

Nothing contained in this Stock Option Plan will confer upon any Optionee or Employee any right with respect to employment or continuance of employment with the Corporation or a Subsidiary, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the Optionee's or Employee's employment at any time. Participation in this Stock Option Plan by an Optionee or Employee will be voluntary.

No Representation or Warranty

5.9

The Corporation makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of this Stock Option Plan. Notwithstanding any other provision of this Stock Option Plan, the Corporation has no obligation to issue or deliver any Common Shares under this Stock Option Plan or to make any other distribution of benefits hereunder unless such issuance, delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Price Amendment

5.10

Subject to §3.8, the terms of an Option that has been issued will not, after the issue of the Option, be amended except in compliance with the applicable policies of the Exchange.

5.11

Disinterested shareholder approval is required if the Subscription Price of an Option granted to an Insider is to be reduced.

Approved by the Board of Directors

of DORATO RESOURCES INC.

on June 26th, 2007.

SCHEDULE “A”

DORATO RESOURCES INC.

2007 STOCK OPTION PLAN

OPTION COMMITMENT

____________, 20___

Notice is hereby given that, effective _____________________ 20__ (the "Effective Date") Dorato Resources Inc. (the "Corporation"), pursuant to the Corporation's 2007 Stock Option Plan (the "Plan"), as it may have been amended to the Effective Date, granted to ________________________ (the "Optionee"), an Option (the "Option") to acquire up to _____________________ Common shares in the capital of the Corporation (the "Optioned Shares") on or before ______________, 20___ at a Subscription Price of Cdn. $______________ per share.

The grant of the Option is made on and subject to the vesting provisions and other terms and conditions of the Plan, which are incorporated by reference herein.  In addition, pursuant to the policies of the TSX Venture Exchange, any Optioned Shares acquired within four months of the date of this commitment form may not be traded until such four-month period has expired and a legend to that effect will be placed on any share certificate issued. The number of Optioned Shares will be adjusted if and to the extent required in accordance with Section 3.8 of the Plan.

To exercise the Option, the Optionee must deliver to the Corporation at its head office a written notice addressed to the Corporation specifying the number of Optioned Shares that the Optionee wishes to acquire, together with a certified cheque or bank draft payable to the Corporation for the aggregate Subscription Price for such shares. A share certificate evidencing the Optioned Shares thereby acquired will be issued to the Optionee by the Corporation's transfer agent in accordance with the Plan.

DORATO RESOURCES INC.

By

___________________________

______________________________

Chief Executive Officer